Exhibit10.1

Tribe Capital Growth Corp I

2700 19th Street

San Francisco, CA 94110

August 12, 2021

Tribe Arrow Holdings I LLC

c/o Tribe Capital

2700 19th Street

San Francisco, CA 94110

Re: Commitment

Ladies and Gentlemen:

This agreement (the “Agreement”) is entered into on the date hereof by and between Tribe Arrow Holdings I LLC, a Delaware limited liability company (“you”), and Tribe Capital Growth Corp I, a Delaware corporation (the “Company”, “we” or “us”). Pursuant to the terms hereof, you hereby confirm your commitment that, through August 31, 2022, if funds are needed by the Company and upon request by the Company, the undersigned will provide loans of up to an aggregate of $1,141,000 to the Company. These loans will be non-interest bearing, unsecured and will be repaid upon the consummation of the Company’s initial business combination. Any loans issued by you to the Company pursuant to this Agreement shall be on substantially the same terms as that certain promissory note in the principal amount of $300,000, dated as of December 4, 2020, issued by the Company to you. You understand that if the Company does not consummate its initial business combination (as described in the Company’s final prospectus related to its initial public offering, dated March 4, 2021), all amounts loaned to the Company hereunder will be forgiven except to the extent that the Company has funds available to it outside of its trust account established in connection with the Company’s initial public offering to repay such loans.

This Agreement embodies the entire agreement and understanding between you and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,
TRIBE CAPITAL GROWTH CORP I
By:	/s/ Arjun Sethi
Name:	Arjun Sethi
Title:	Chief Executive Officer

Accepted and agreed as of the date first written above.

TRIBE ARROW HOLDINGS I LLC

By:	/s/ Omar Chohan
Name:	Omar Chohan
Title:	Authorized Person

[Signature Page to Letter Agreement]